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                                                                    EXHIBIT 1.1


                                WorldCom, Inc.
                           Dealer Managers Agreement

                                June [  ], 1997

Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048


Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004


Ladies and Gentlemen:

          WorldCom, Inc., a Georgia corporation (the "Company"), plans to make an offer to exchange (i) its 9-3/8% Senior Notes due January 15, 2004 (the "WorldCom 2004 Notes") for any and all outstanding 9-3/8% Senior Discount Notes due January 15, 2004 (the "MFS 2004 Notes") of MFS Communications Company, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("MFS"), properly tendered, and (ii) its 8-7/8% Senior Notes due January 15, 2006 (the "WorldCom 2006 Notes" and, together with the WorldCom 2004 Notes, the "WorldCom Notes") for any and all outstanding 8-7/8% Senior Discount Notes due January 15, 2006 of MFS (the "MFS 2006 Notes" and, together with the MFS 2004 Notes, the "MFS Notes") properly tendered (each an "Exchange Offer" and collectively, the "Exchange Offers"), in each case on the terms and subject to the conditions set forth in the Prospectus (as hereinafter defined).

          Concurrently with the Exchange Offers, the Company is soliciting consents ("Consents") from (i) the holders of the MFS 2004 Notes to certain amendments to the indenture dated as of January 15, 1994 (as supplemented by the First Supplemental Indenture thereto dated as of March 31, 1995, the "1994 Indenture") between MFS and IBJ Schroder Bank & Trust Company (the "MFS Trustee") pursuant to which the MFS 2004 Notes were issued and (ii) the holders of the MFS 2006 Notes to certain amendments to the indenture dated as of January 15, 1996 (as supplemented by the First Supplemental Indenture thereto dated as of January 15, 1996, the "1996 Indenture") between MFS and the MFS Trustee pursuant to which the MFS 2006 Notes were issued (each a "Solicitation" and collectively, the "Solicitations").

          The WorldCom Notes are to be issued pursuant to the Senior Indenture (the "Original Indenture"), dated as of March 1, 1997 between the Company and Mellon Bank, N.A., as trustee (the "Trustee"), as supplemented by a first supplemental indenture establishing the terms of the WorldCom Notes (the "First Supplemental Indenture" and together with the Original Indenture, the "Indenture"). The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (File No. 333-27345) on Form S-4 for the registration of the WorldCom Notes under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act") and the offering thereof pursuant to the
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Exchange Offers, including a prospectus relating to such offering. The Company proposes to file with the Commission one of the following: (i) prior to effectiveness of such registration statement, an amendment to such registration statement, including the form of final prospectus or (ii) a final prospectus in accordance with Rule 424(b) under the Act ("Rule 424(b)"). As filed, such amendment and form of final prospectus, or such final prospectus, shall be in the form furnished to you prior to the execution of this Dealer Managers Agreement (the "Agreement") or, to the extent not completed at the time of execution of this Agreement, in such form as the Company and you shall agree to prior to the filing thereof. Such registration statement either has been declared effective by the Commission or will be declared effective by the Commission prior to the date that the Prospectus is first distributed to the holders of the MFS Notes (the "Commencement Date"). The term "Registration Statement" means the aforementioned registration statement, including incorporated documents, exhibits and financial statements, as amended to the date of execution of this Agreement (or, if not effective at such execution time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Exchange Date (as defined in the Prospectus), shall also mean such registration statement as so amended. The term "Prospectus" means the prospectus relating to the aforementioned offering that is first filed pursuant to Rule 424(b) after the execution of this Agreement or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to such offering included in the Registration Statement when it was declared effective. Any reference herein to the Registration Statement or the Prospectus shall include, in each case, the material, if any, incorporated by reference therein on or before the effective date or issue date of such Registration Statement or Prospectus; any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended and the applicable rules and regulations of the Commission thereunder (collectively, the "Exchange Act") after the effective date of the Registration Statement or the issue date of the Prospectus, as the case may be, deemed to be incorporated therein by reference. The term "you" or "your" as used herein, unless the context otherwise requires, shall mean Salomon Brothers Inc and Goldman, Sachs & Co.

          Section 1.  Appointment as Dealer Managers.
                      ------------------------------

          (a) Each of you, severally, and the Company hereby agree that each of you (the "Dealer Managers") will act, in accordance with your customary practices, as the exclusive Dealer Managers for the Exchange Offers and the Solicitations including, without limitation, the solicitation of tenders pursuant to the Exchange Offers, the solicitation of Consents pursuant to the Solicitations and assisting in the distribution of the Prospectus. Nothing contained in this Agreement shall constitute the Dealer Managers partners or joint venturers with the Company or any of its subsidiaries.

          (b) The Company agrees that it will not file, use or publish any material in connection with either Exchange Offer or either Solicitation, or refer to either of you in any such material, without first consulting each of you. The Company will promptly inform each of you of any litigation or administrative action with respect to either Exchange Offer or either Solicitation. Each of you agrees not to give any written information to beneficial owners or

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holders of the MFS Notes in connection with the Exchange Offers and
Solicitations other than any written information which has been previously approved by the Company in writing, it being understood that each of the following documents are approved by the Company: (i) the Prospectus and documents incorporated by reference in the Prospectus; and (ii) the Ancillary Documents (as defined below in Section 2(b)). Each of you agrees not to make any representations to beneficial owners or holders of MFS Notes in connection with the Exchange Offers and Solicitations that are inconsistent with the Prospectus or the Ancillary Documents.

          (c) Each of you, severally, agree that all actions taken by you as a Dealer Manager will comply in all material respects with all applicable laws, regulations and rules of the United States including, without limitation, the applicable rules and regulations of the registered national securities exchanges of which you are a member and of the National Association of Securities Dealers, Inc. You further agree to be regarded as the broker-dealers that are making the Exchange Offers on behalf of the Company to holders of MFS Notes in any states of the United States in which it is required that such offers be made by or through a registered or licensed broker-dealer, and you represent that you are registered or licensed in each of such states.

          (d) The Company acknowledges and agrees that (i) the Dealer Managers, in their sole discretion, may continue to own or dispose of, in any manner they may elect, any MFS Notes they may beneficially own at the date hereof or hereafter acquire, in any such case, subject to applicable law, and
(ii) in particular, the Dealer Managers have no obligation to the Company, pursuant to this Agreement or otherwise, to tender or refrain from tendering MFS Notes beneficially owned by them in either Exchange Offer (and thereby deliver Consents in the related Solicitation). The Dealer Managers acknowledge and agree that if either Exchange Offer or either Solicitation is not consummated for any reason, the Company shall have no obligation, pursuant to this Agreement or otherwise, to acquire any MFS Notes from the Dealer Managers or to otherwise hold the Dealer Managers harmless with respect to any losses they may incur in connection with the resale to any third parties of any MFS Notes.

          Section 2.  Representations and Warranties.  The Company represents
                      ------------------------------
and warrants to each of you as of the date hereof that:

          (a) The Company meets the requirements for the use of Form S-4 under the Act. The Registration Statement has become effective or will become effective prior to the Commencement Date, as applicable; if the Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act, and incorporated by reference in the Prospectus, or in the Prospectus as supplemented, complied or will comply when so filed in all material respects with the Exchange Act, (ii) each part of the Registration Statement, when such part became effective (each such date, the "Effective Date"), did not contain, and each such part, when amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact

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required to be stated therein or necessary to make the statements therein not misleading, (iii) on the Effective Date the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Exchange Date, the Prospectus (and any supplements thereto) did or will, comply in all material respects with the Act, the Exchange Act, and the Trust Indenture Act of 1939, as amended, and the applicable rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act") and (iv) on the Effective Date, the Prospectus, if not filed pursuant to 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Exchange Date, the Prospectus (together with any supplement thereto) will not, and on each of such dates the Letters of Transmittal and Consent, Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, Notices of Guaranteed Delivery, Letter to Brokers, Letter to Clients (each of the foregoing, substantially in the form attached hereto as Exhibit E) and, if in existence on such date, any press release or "tombstone" advertisement issued by the Company in connection with this transaction (collectively, the "Ancillary Documents") did not and will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no
                                --------  -------
representations or warranties as to (A) the information contained in or omitted from the Registration Statement, the Prospectus (or any supplement thereto) or the Ancillary Documents in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of either of you specifically for inclusion in the Registration Statement, the Prospectus (or any supplement thereto) or the Ancillary Documents or (B) to that part, if any, of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act. The only information furnished in writing to the Company by or on behalf of the Dealer Managers is described in Section 6(b) hereof.

          (c) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body that would prevent the issuance of the WorldCom Notes, suspend the effectiveness of the Registration Statement, prevent or suspend the use of the Prospectus (or any supplement thereto), or suspend the sale of the WorldCom Notes in any jurisdiction; provided, however, that to the extent this representation relates to state securities or "blue sky" laws and laws of jurisdictions other than the United States and its political subdivisions, it shall be limited to the knowledge of the Company. No injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction has been issued and served on the Company or any of its subsidiaries with respect to the Company or any of the subsidiaries that relates to any document incorporated in the Registration Statement, that would prevent or suspend the issuance or sale of the WorldCom Notes, the effectiveness of the Registration Statement, or the use of the Prospectus (or any supplement thereto).

          (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Prospectus (as supplemented), neither the Company nor any of the Subsidiaries has incurred any liabilities or obligations, direct or contingent, that are material to the Company and the Subsidiaries taken as a whole, nor entered into any material transaction not in the ordinary course of business, and there

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has not been, singularly or in the aggregate, any material adverse change in the properties, business, results of operations, financial condition, affairs or business prospects of the Company and its Subsidiaries taken as a whole (a "Material Adverse Change"). Without limiting the foregoing, neither the Company nor any of its Subsidiaries has sustained since the date of the latest audited financial statements included, or incorporated by reference, in the Prospectus (as supplemented) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus (as supplemented); and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Prospectus (as supplemented), there has not been any material change in the capital stock or long-term debt of the Company or any of the Subsidiaries.

          (e) The Subsidiaries of the Company listed on Exhibit A hereto (individually a "Subsidiary" and collectively, the "Subsidiaries") are the only Significant Subsidiaries of the Company (within the meaning of Rule 405 under the Act). Each of the Company and the Subsidiaries (x) has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, (y) has the requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Prospectus (as supplemented), and to own, lease and operate its properties and (z) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification, except where any failure to be so qualified or be in good standing would not, singularly or when aggregated with failures to be qualified elsewhere, have a material adverse effect on the properties, business, results of operations, financial condition, affairs or prospects of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"). The Company has the requisite power and authority to authorize the offering of the WorldCom Notes to be sold by it, to execute, deliver and perform this Agreement and to issue, sell and deliver the WorldCom Notes to be sold by it.

          (f) The Company has an authorized capitalization as set forth in the Prospectus (as supplemented), and all of the issued shares of capital stock of the Company have been duly and validly authorized and are fully paid and non-assessable. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except as set forth in the Prospectus (as supplemented)) are owned, directly or through Subsidiaries, by the Company, free and clear of any liens, claims or encumbrances ("Liens"). There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of any Subsidiary, except as set forth in the Prospectus (as supplemented).

          (g) This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms (assuming the due execution and delivery of this Agreement by the Dealer Managers).

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          (h)   The Original Indenture has been duly qualified under the Trust
Indenture Act and has been duly authorized, executed and delivered by the Company, and constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

          (i) The First Supplemental Indenture has been or will be prior to the Exchange Date duly qualified under the Trust Indenture Act and has been or will be prior to the Exchange Date duly authorized, executed and delivered by the Company, and does or will prior to the Exchange Date constitute the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

          (j) The WorldCom Notes have been or will be prior to the Exchange Date duly authorized, and, when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to the holders of MFS Notes who tender their MFS Notes in accordance with the terms of the Exchange Offers, will be entitled to the benefits of the Indenture and will conform in all material respects to the description thereof in the Prospectus (as supplemented) and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

          (k) The performance by the Company of the Exchange Offers and the Solicitations, and the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Original Indenture, the First Supplemental Indenture, the Indenture and the WorldCom Notes will not (x) conflict with or result in a breach or violation of any of the respective charters or by-laws of the Company or any of the Subsidiaries or (y) after giving effect to the waivers and consents obtained on or prior to the date hereof, if any, conflict with or result in a breach or violation of any term or provision of, constitute a default or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a Lien with respect to, any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company or any of the Subsidiaries is subject, or (z) contravene any order of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties, or violate or conflict with any statute, rule or regulation or administrative or court decree applicable to the Company or any of the Subsidiaries, or any of their respective properties except, in the case of state public utility commissions exercising jurisdiction over the Company or any of its Subsidiaries ("State Regulatory Agencies"), where such contravention, violation or conflict would not have a Material Adverse Effect. No authorization, approval or consent or order of, or

                                       6
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filing, registration or qualification with, any court or governmental body or agency is required for the performance by the Company of either Exchange Offer or either Solicitation or its obligations under this Agreement, the Indenture, or the WorldCom Notes except (i) such as may have been or will be obtained prior to the Commencement Date under the Act, (ii) such as may be required by and made with or obtained prior to the Commencement Date from the National Association of Securities Dealers, Inc. (the "NASD") or state securities or "blue sky" laws or regulations or have been obtained and made prior to the Commencement Date under the Act and (iii) in the case of authorizations, approvals, consents, registrations or qualifications required by State Regulatory Agencies, where the failure to obtain such authorizations, approvals, consents, registrations or qualifications would not have a Material Adverse Effect.

          (l) There is no action, suit or proceeding before or by any court, arbitrator or governmental official, agency or body, domestic or foreign, pending against or affecting the Company or any of the Subsidiaries, or any of their respective properties, that is required to be disclosed in the Registration Statement or the Prospectus (as supplemented) and is not so disclosed, or that, if determined adversely, is reasonably expected to affect adversely the performance by the Company of the Exchange Offers or the Solicitations or issuance of the WorldCom Notes or in any manner draw into question the validity of this Agreement, the Exchange Offers, the Solicitations or the WorldCom Notes or to result, singularly or when aggregated with other pending actions and actions known to be threatened, in a Material Adverse Effect, or that is reasonably expected to materially and adversely affect the consummation of the Exchange Offers or the Solicitations as contemplated in the Prospectus (as supplemented), and, to the best of the Company's knowledge, no such proceedings are contemplated or threatened. No contract or document of a character required to be described in the Registration Statement or the Prospectus (as supplemented) or to be filed as an exhibit to the Registration Statement is not so described or filed and the statements included or incorporated in the Registration Statement and the Prospectus (as supplemented) describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters.

          (m) The firm of accountants that has certified or shall certify the applicable consolidated financial statements and supporting schedules of the Company filed or to be filed as part of the Registration Statement or the Prospectus (as supplemented) are independent public accountants with respect to the Company and its subsidiaries, as required by the Act. The consolidated historical statements and any pro forma information, together with related
                              --- -----
schedules and notes, if any, included in the Registration Statement or the Prospectus (as supplemented) comply as to form in all material respects with the requirements of the Act. Such historical financial statements fairly present the consolidated financial position of the Company and its Subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles ("GAAP"), except as otherwise expressly stated therein, as consistently applied throughout such periods. Such pro forma
                                                               ---- -----
information has been prepared on a basis consistent with such historical financial statements, except for the pro forma adjustments specified therein,
                                     --- -----
and gives effect to assumptions made on a reasonable basis and fairly presents and gives effect to the transactions described therein pertaining to such pro
                                                                          ---
forma information.  The other financial and statistical information and data
-----
included in the Registration Statement and in the Prospectus

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(as supplemented), historical and pro forma, are, in all material respects,
                                  ---------
accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

          (n) Each of the Company and the Subsidiaries has all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals (each, an "Authorization") of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Registration Statement and the Prospectus (as supplemented), except to the extent that the failure to obtain or file any such Authorizations would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such Authorizations are in full force and effect with respect to the Company and the Subsidiaries, and the Company and the Subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto.

          (o) Except as disclosed in the Prospectus (as supplemented), no holder of any security of the Company has or will have any right to require the registration of such security by virtue of the filing of the Registration Statement or any transactions contemplated by this Agreement other than any such right that has been expressly waived in writing. No holder of any of the outstanding shares of capital stock of the Company or other person is entitled to preemptive or other rights to subscribe for the WorldCom Notes.

          (p) Subsequent to the initial filing of the Registration Statement, the Company did not and will not, except as contemplated by this Agreement, (i) take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or MFS to facilitate the sale or resale of the WorldCom Notes; or (ii) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of, the WorldCom Notes, the MFS Notes or any other debt securities of the Company or MFS which were offered, or will be offered, by the Company pursuant to a registration statement filed under the Act or pursuant to the exemption from registration provided by Rule 144A promulgated under the Act.

          (q) The Company has, or has arranged to obtain, sufficient funds available and authority to use such funds under applicable law to pay, in accordance with the terms and subject to the conditions of the Exchange Offers and the Solicitations, the cash portion of the purchase price for the WorldCom Notes, any related consent fee and all fees and expenses related thereto; the Company will cause each MFS Note accepted pursuant to the Exchange Offers to be cancelled promptly thereafter.

          (r) The Company has complied with and will comply with, in all material respects, all laws, regulations and rules and corporate requirements applicable to the Exchange Offers, the Solicitations and this Agreement and the Company has provided or filed, as applicable, all exchange and other notices required to be provided or filed by the Company in

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connection with the Exchange Offers and the Solicitations. The Exchange Offer
and the Solicitation with respect to the MFS 2004 Notes are in full compliance with all provisions of the 1994 Indenture and the Exchange Offer and the Solicitation with respect to the MFS 2006 Notes are in full compliance with all provisions of the 1996 Indenture.

          (s) At such time as the second supplemental indenture, as contemplated in the Prospectus (as supplemented), to the 1994 Indenture (the "1994 Second Supplemental Indenture") is executed by MFS and the MFS Trustee (assuming receipt of the Requisite Consent or the Supermajority Consent, as the case may be, as such terms are defined in the Prospectus (as supplemented)) (x) the 1994 Second Supplemental Indenture will be duly authorized, executed and delivered by MFS, (y) assuming the due authorization, execution and delivery of the 1994 Second Supplemental Indenture by the MFS Trustee, the 1994 Second Supplemental Indenture will constitute a valid amendment to the 1994 Indenture that is permitted by the terms of the 1994 Indenture and that conforms in all material respects to the description thereof contained in the Prospectus (as supplemented) and (z) assuming the due authorization, execution and delivery of the 1994 Second Supplemental Indenture by the MFS Trustee, the 1994 Indenture as amended by the 1994 Second Supplemental Indenture, will constitute a valid and legally binding obligation of MFS, enforceable against MFS in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

          (t) At such time as the second supplemental indenture, as contemplated in the Prospectus (as supplemented), to the 1996 Indenture (the "1996 Second Supplemental Indenture") is executed by MFS and the MFS Trustee (assuming receipt of the Requisite Consent or the Supermajority Consent, as the case may be, as such terms are defined in the Prospectus (as supplemented)) (x) the 1996 Second Supplemental Indenture will be duly authorized, executed and delivered by MFS, (y) assuming the due authorization, execution and delivery of the 1996 Second Supplemental Indenture by the MFS Trustee, the 1996 Second Supplemental Indenture will constitute a valid amendment to the 1996 Indenture that is permitted by the terms of the 1996 Indenture and that conforms in all material respects to the description thereof contained in the Prospectus (as supplemented) and (z) assuming the due authorization, execution and delivery of the 1996 Second Supplemental Indenture by the MFS Trustee, the 1996 Indenture as amended by the 1996 Second Supplemental Indenture, will constitute a valid and legally binding obligation of MFS, enforceable against MFS in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

          Section 3.  Agreements.  The Company agrees with each of you, and in
                      ----------
the case of paragraph (f) of this Section 3, each of you agree with the Company:

          (a) The Company will use its reasonable efforts to maintain the effectiveness of the Registration Statement, and to cause any amendment thereof to be declared effective by the Commission. Between the date of entering into this Agreement and the termination of the offering of the WorldCom Notes pursuant to the Exchange Offers, the Company will not file (x) any amendment to the Registration Statement, (y) any document incorporated in the Prospectus, or (z) any supplement to the Prospectus without first providing each of you with a copy of such amendment or supplement, and will not file such amendment or supplement if either of you reasonably objects to such filing. Subject to the foregoing sentence, if filing of the Prospectus is required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to each of you of such timely filing. The Company will promptly advise each of you (i) when the Registration Statement, and any amendment thereto, shall have become effective, (ii) when the Prospectus, and any supplement thereto or any document incorporated therein, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the WorldCom Notes pursuant to the Exchange Offers, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any order relating to any document incorporated in the Prospectus or any stop order suspending the effectiveness of the Registration Statement or the Company becoming aware of the institution or threatening of any proceeding for any such purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the WorldCom Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) As soon as practicable, the Company will make generally available to its security holders and to the Dealer Managers an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (c) To furnish each of you, without charge, two manually or facsimile signed copies of the Registration Statement (as originally filed) and each amendment thereto (including exhibits thereto and documents incorporated therein by reference) and, during the period mentioned in paragraph (d) below, as many copies of the Prospectus, any documents incorporated therein by reference, and any supplements thereto as each of you may reasonably request.

          (d) If, at any time prior to the Termination Date (as defined in Section 11 of this Agreement), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Exchange Act, the Company will (i) promptly prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 3, an amendment or supplement which will correct such statement or omission or effect such compliance and (ii) give each of the Dealer Managers immediate notice, confirmed in writing, to cease the Exchange Offers and the Solicitations.

          (e) The Company will cooperate with the Dealer Managers and counsel for the Dealer Managers in connection with obtaining, and use its reasonable efforts to obtain, qualification of the WorldCom Notes for offering and sale under the laws of such jurisdictions as the Dealer Managers may designate, will maintain such qualifications in effect so long as required for the distribution of the Dealer Managers, and will pay the fee of the NASD, if any, in connection with its review of the offering; provided, however, that the Company shall not be required to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the WorldCom Notes have been qualified as above provided. The Company will promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the WorldCom Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

          (f) During the period beginning on the Commencement Date and continuing to and including the Termination Date, the Company will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which were offered, or will be offered, by the Company pursuant to a registration statement filed under the Act or pursuant to the exemption from registration provided by Rule 144A promulgated under the Act (other than the WorldCom Notes) without the prior written consent of Salomon Brothers Inc. The foregoing shall not restrict the Company from borrowings under existing or new revolving credit agreements and lines of credit and issuances of commercial paper or interest rate swaps.

          Section 4.  Conditions of the Dealer Managers' Obligations.  The
                      ----------------------------------------------
obligations of the Dealer Managers under this Agreement are at all times subject to the following conditions:

          (a) That, at the Commencement Date and the Exchange Date, the Company shall have furnished to the Dealer Managers opinions of the General Counsel--Corporate Development or other authorized legal representative of the Company, addressed to the Dealer Managers and dated the Commencement Date and the Exchange Date, respectively, substantially to the effect described in Exhibit B hereto, opinions of Bryan Cave LLP, special counsel to the Company, addressed to the Dealer Managers and dated the Commencement Date and the Exchange Date, respectively, substantially to the effect described in Exhibit C hereto, and opinions of Kelley Drye & Warren LLP, special communications counsel to the Company, addressed to the Dealer Managers and dated the Commencement Date and the Exchange Date, respectively, substantially to the effect described in Exhibit D hereto.

          (b) That, at the Exchange Date, the Dealer Managers shall have received an opinion of counsel for the Dealer Managers, addressed to the Dealer Managers and dated the Exchange Date, in form and substance satisfactory to the Dealer Managers.

          (c) That the representations and warranties of the Company in this Agreement shall be true and correct in all material respects and that the statements of the Company made in any certificates pursuant to Section 4(h) of this Agreement shall be accurate (and in the case of certificates pursuant to any other provision of this Agreement, accurate in all material respects or where statements or representations contained therein are qualified as to materiality, accurate), in either case, on the Commencement Date and at all times thereafter up to and including the Exchange Date with the same effect as if made on the Commencement Date or at such time, respectively, and the Company shall have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Commencement Date and the Exchange Date; it is understood that the agreement of any Dealer Manager to act in such capacity at a time when it should know that any such representation or warranty is or may be untrue or incorrect in a material respect shall be without prejudice to any rights it has to subsequently to cease so to act by reason of such untruth or incorrectness.

          (d) That no order relating to any document incorporated in the Prospectus (as supplemented) or any stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for such purpose shall have been instituted or, to the Company's knowledge, threatened.

          (e) That subsequent to the execution and delivery of this Agreement and on or prior to the Exchange Date, there shall not have occurred any downgrading, nor shall any notice have been given to the Company of (A) any intended or potential downgrading or (B) any review or possible change that does not indicate the direction of a possible change, in the rating accorded any of the Company's securities by any of Standard & Poor's Ratings Group, Moody's Investors Service, Inc. or any other "nationally recognized statistical rating organization" (as defined for purpose of Rule 436(g) under the Act).

          (f) Subsequent to the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there shall have occurred no Material Adverse Change, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (g) That, at the Commencement Date and at the Exchange Date, there shall not have been (i) any change or decrease specified in the letter to be delivered pursuant to (i) of this Section 5, except as disclosed or contemplated in the Prospectus (exclusive of any supplement thereto), or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and the Subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of each of the Dealer Managers, so material and adverse as to make it impractical or inadvisable to proceed with the Exchange Offers and Solicitations or the delivery of the WorldCom Notes as contemplated by the Registration Statement (exclusive of any amendment thereto) and the Prospectus (exclusive of any supplement thereto).

          (h) That, at the Commencement Date and at the Exchange Date, the Company shall have furnished to the Dealer Managers a certificate of the Company, signed by the Chief Executive Officer, the President, the Chief Operating Officer or any Senior Vice-President and by the principal financial or accounting officer, the Treasurer or the Controller of the Company, each in his official capacity as an officer of the Company and not as an individual, dated respectively as of the Commencement Date and the Exchange Date, to the effect of subparagraphs (c) through (g) of this Section 4.

          (i) That, at the Commencement Date and at the Exchange Date, the Company's independent public accountants shall have furnished to the Dealer Managers a letter or letters, dated respectively as of the Commencement Date and the Exchange Date, in form and substance satisfactory to the Dealer Managers.

          (j) That the Company shall have delivered to the Dealer Managers and their counsel such documents as they may reasonably request relating to the Exchange Offers, the Solicitations, the issuance and sale of the WorldCom Notes or otherwise related to the matters contemplated hereby.

          (k) No stop order or restraining order shall have been issued and no litigation shall have been commenced or threatened with respect to the Exchange Offers, the Solicitations or with respect to any of the transactions in connection with, or contemplated by, the Exchange Offers, the Solicitations or this Agreement before any agency, court or other governmental body of any jurisdiction which you, in good faith after consultation with us, believe renders it inadvisable for you to continue to act hereunder.

          (l) The Company shall have obtained all consents, approvals, authorizations and orders of, and shall have duly made all registrations, qualifications and filings with, any court or regulatory authority or other governmental agency or instrumentality in the United States required in connection with the making and consummation of the Exchange Offers and the Solicitations and the execution, delivery and performance of this Agreement, and will have available funds, and authorization to use such funds under applicable law, to pay the cash portion of the purchase price of the MFS Notes that it may become committed to purchase pursuant to the Exchange Offers, to make Consent Payments (as defined in the Prospectus) that it may become committed to pay in connection with the Solicitations and, in each case, to pay all related fees and expenses.

          (m) If any of the conditions specified in this Section 4 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Dealer Managers and their counsel, this Agreement and all obligations of the Dealer Managers hereunder may be cancelled at, or at any time prior to, the Exchange Date by either of the Dealer Managers. Notice of such cancellation shall be given to the Company in writing or by telephone or fax confirmed in writing.

          Section 5.  Payment of Fees and Reimbursement of Dealer Managers'
                      -----------------------------------------------------
Expenses.  We agree to pay each of you a fee in connection with each Exchange
--------
Offer and the related Solicitation as set forth on Schedule A hereto. We will also promptly reimburse you, regardless of whether any MFS Notes are tendered or accepted pursuant to the Exchange Offers, for your reasonable out-of-pocket expenses in preparing for and performing your functions as Dealer Managers, including the reasonable fees, costs and out-of-pocket expenses of a single firm as counsel for their representation of you in connection herewith. You shall provide to the Company documentation with reasonable detail in connection with and at the time of your request for reimbursement for such expenses.

          Section 6.  Indemnification and Contribution.
                      --------------------------------

          (a) The Company agrees to indemnify and hold harmless each Dealer Manager, each officer and director of each Dealer Manager and each person who controls any Dealer Manager within the meaning of the Act against any and all losses, claims, expenses, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or the Prospectus (as supplemented if the Company shall have furnished any supplements thereto) or in any Ancillary Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, expense, damage, liability or action; provided,
                                                                      --------
however, the Company will not be liable in any such case to the extent that any
-------
such loss, claim, expense, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Dealer Manager specifically for inclusion in such document. This indemnity agreement is in addition to any liability which the Company may otherwise have.

          (b) Each of the Dealer Managers severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of the Act, to the same extent as the foregoing indemnity from the Company to each Dealer Manager, but only with reference to written information furnished to the Company by or on behalf of such Dealer Manager specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Dealer Manager may otherwise have. The Dealer Managers and the Company acknowledge and agree that the information set forth (i) in the third to last sentence on the cover page of the Prospectus which specifies the identity of the Dealer Managers for the Exchange Offers and the Solicitations; (ii) in the second sentence of the penultimate paragraph on the continuation cover page of the Prospectus which describes the Dealer Managers' intentions to make a market in the WorldCom Notes; (iii) in the first sentence of the back cover page of the Prospectus which specifies the identity of the Dealer Managers for the Exchange Offers and the Solicitations, and gives their respective addresses and phone numbers; (iv) under the captions "Prospectus Summary - Dealer Managers", "Prospectus Summary - Dealer Manager Market Activity," and "the Exchange Offers - Dealer Managers";
(v) in paragraphs [ ], [ ] and [ ] of the Ancillary Documents, is the only information furnished to the Company by or on behalf of the Dealer Managers specifically for inclusion in the documents referred to in the foregoing indemnity.

          (c)   Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above except to the extent such failure results in an increase in the amount of the liability of the indemnifying party or the forfeiture or impairment of any substantial rights or defenses of the indemnifying party and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel satisfactory to such indemnified party to represent the indemnified party in such action (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that if the defendants in any such action include both the
--------  -------
indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this
Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus any local counsel), approved by each of the Dealer Managers in the case of paragraph (a) of this Section 6, representing the indemnified parties under such paragraph (a) who are parties to such action),
(ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). An indemnifying party will not, without the prior written consent of each of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b) of this Section 6 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on grounds of policy or otherwise, the Company and the Dealer Managers shall contribute to the aggregate losses, claims, expenses, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, the "Losses") to which the Company and one or more of the Dealer Managers may be subject (i) in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company on the one hand and the Dealer Managers on the other from the Exchange Offers and the Solicitations provided, however, that in no case shall any Dealer Manager be
              -----------------
responsible for any amount in excess of the fee received (or anticipated to be received) by such Dealer Manager hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Dealer Managers on the other in connection with the statements or omissions which resulted in such losses, claims, demands or liabilities as well as any other relevant equitable considerations. The relative benefits received (or anticipated to be received) by the Company on the one hand and the Dealer Managers on the other shall be deemed to be in the same proportion as the aggregate consideration payable (or anticipated to be paid) by the Company in cash or securities in the Exchange Offers and the Solicitations (before deducting expenses) bears to the total compensation payable (or anticipated to be paid) by the Company to the Dealer Managers, in each case, pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Dealer Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, expenses, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company and the Dealer Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. For purposes of this Section 6, each person who controls a Dealer Manager within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a Dealer Manager shall have the same rights to contribution as such Dealer Manager, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). The Dealer Managers' obligations in this subsection (d) to contribute are several in proportion to their respective rights to receive a percentage of the aggregate fees payable to the Dealer Managers hereunder and not joint. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

          Section 7.  Survival.  The respective agreements, representations,
                      --------
warranties, indemnities and other statements of the Company or its officers and of the Dealer Managers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Dealer Manager or the Company or any of the officers, directors or controlling persons referred to in Section 6 hereof, and Sections 1, 2, 3(b), 5, 6, 7, 8, 9 and 10 hereof shall survive the termination or cancellation of this Agreement.

          Section 8.  Notices.  All communications hereunder will be in writing
                      -------
and effective only on receipt, and, if sent to the Dealer Managers, will be mailed, delivered or faxed and confirmed to them, at Salomon Brothers Inc, 7 World Trade Center, New York, NY 10048, to the attention of Scott Miller (fax:
212-783-4142) or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at 515 East Amite Street, Jackson, Mississippi 39201, to the attention of Stephanie Q. Scott, Director of Financial Reporting (fax: 601-360-
8671) with a copy mailed, delivered or faxed to P. Bruce Borghardt, General Counsel-Corporate Development (fax: 314-909-4101).

          Section 9.  Successors.  This Agreement will inure to the benefit of
                      ----------
and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

          Section 10.  Applicable Law.  This Agreement will be governed by and
                       --------------
construed in accordance with the substantive laws of the State of New York without regard to such state's rules concerning conflicts of laws. Any right to trial by jury with respect to any claim or proceeding related to or arising out of this engagement or any transactions or conduct in connection herewith, is waived.

          Section 11.  Termination.  This Agreement shall terminate with respect
                       ------------
to each Exchange Offer and the related Solicitation upon the earliest to occur of (i) the Exchange Date, (ii) the earliest date on which the Dealer Managers shall have both (a) given notice to the Company that any of the conditions specified in Section 4 have not been fulfilled in all material respects as of any date such conditions are required to be fulfilled pursuant to Section 4 with respect to such Exchange Offer and the related Solicitation and (b) given notice that the conditions specified pursuant to clause (ii)(a) of this sentence have not been satisfied within a time satisfactory to the Dealer Managers following the date of notice given pursuant to clause (ii)(a) of this sentence or (iii) the date on which the Company terminates or withdraws such Exchange Offer and the related Solicitation for any reason (the earliest to occur of clauses (i), (ii) or (iii) being referred to as the "Termination Date").

          Section 12.  General.
                       -------

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.


                                    WORLDCOM, INC.


                                    By:
                                       --------------------------------
                                       Name:
                                       Title:

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.


SALOMON BROTHERS INC



By:
   ----------------------
   Name:
   Title:



GOLDMAN, SACHS & CO.



By:
   ----------------------
   Name:
   Title:

                                                                     SCHEDULE A

          If, as of the expiration or termination of the applicable Exchange Offer and Solicitation, a majority in aggregate principal amount at stated maturity of the Outstanding (as defined in the 1994 Indenture) MFS 2004 Notes have been tendered (and not validly revoked) in such Exchange Offer and Solicitation, then the Dealer Managers shall be entitled to receive an aggregate fee equal to 0.25% of the aggregate Accreted Value (as defined in the Prospectus), as of July 15, 1997, of all MFS 2004 Notes tendered (and not validly revoked) as of such expiration or termination. Of the foregoing amount, the Company shall pay 60% to Salomon Brothers Inc and 40% to Goldman, Sachs & Co. The parties acknowledge that 0.25% of the Accreted Value, as of July 15, 1997, of an MFS 2004 Note having a principal amount of $1,000 at stated maturity
is equal to [$    ].

          If, as of the expiration or termination of the applicable Exchange Offer and Solicitation, a majority in aggregate principal amount at stated maturity of the Outstanding (as defined in the 1996 Indenture) MFS 2006 Notes have been tendered (and not validly revoked) in such Exchange Offer and Solicitation, then the Dealer Managers shall be entitled to receive an aggregate fee equal to 0.25% of the aggregate Accreted Value (as defined in the Prospectus), as of July 15, 1997, of all MFS 2006 Notes tendered (and not validly revoked) as of such expiration or termination. Of the foregoing amount, the Company shall pay 60% to Salomon Brothers Inc and 40% to Goldman, Sachs & Co. The parties acknowledge that 0.25% of the Accreted Value, as of July 15, 1997, of an MFS 2004 Note having a principal amount of $1,000 at stated maturity
is equal to [$    ].

                                                                       EXHIBIT A

                                 WORLDCOM, INC.

                            SIGNIFICANT SUBSIDIARIES
                            ------------------------


Name                                Jurisdiction in which Organized
----                                -------------------------------
WorldCom Network Services, Inc.     Delaware

MFS Communications Company, Inc.    Delaware

IDB WorldCom, Inc.                  Delaware

UUNET Technologies, Inc.            Delaware

                                                                       EXHIBIT B

          The opinion of General Counsel-Corporate Development for the Company shall be substantially to the effect that:

          (1) The Significant Subsidiaries on Exhibit A to the Dealer Managers Agreement (the "Subsidiaries") are the only Significant Subsidiaries (within the meaning of Rule 405 under the Act) of the Company. Each of the Company and the Subsidiaries has been duly incorporated or formed and is validly existing as a corporation in the jurisdiction of its incorporation or formation, and has all consents, authorizations, approvals, orders, certificates, permits and exemptions (together, "Authorizations") of and from, has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations, and all courts or other tribunals, and has the corporate power and authority, necessary to conduct its business and to own lease, license and use its property and assets in the manner described in the Prospectus except to the extent that the lack of such Authorizations would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. The Company has the requisite corporate power and authority to authorize the Exchange Offers and the Solicitations, to execute, deliver and perform the Dealer Managers Agreement and to issue, offer, sell and deliver the WorldCom Notes.

          (2) All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and are duly issued and are fully paid and nonassessable, and have not been issued and are not owned or held in violation of any statutory preemptive right of stockholders; to the knowledge of such counsel after due inquiry such shares are not held in violation of any other preemptive right of stockholders; and all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly-owned Subsidiaries free and clear of any perfected security interest and, to my knowledge after due inquiry, any other material security interests, stockholders' agreements or voting trusts.

          (3) To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries, or any of their respective properties, of a character required to be disclosed in the Registration Statement or the Prospectus that is not adequately disclosed in the Registration Statement or the Prospectus, and there is no contract or other document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement, which is not described or filed as required.

          (4) (A) As of the Commencement Date, an opinion to the effect that neither the performance by the Company of the Exchange Offers or the Solicitations and the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Dealer Managers Agreement and the Original Indenture (as supplemented by the First Supplemental Indenture, if and when executed by the Company and the Trustee) nor the issuance and sale of the WorldCom Notes, nor the execution and delivery by MFS of, and the performance by MFS of its obligations under, the 1994 Indenture (as supplemented by the 1994 Second Supplemental Indenture, if and when executed by MFS and the MFS Trustee) or the 1996 Indenture (as supplemented by the 1996 Second Supplemental Indenture, if and when executed and delivered by MFS and the MFS Trustee) nor the consummation of any other of the transactions contemplated in the Dealer Managers Agreement nor the fulfillment of the terms thereof will conflict with, result in a breach of or constitute a default under the articles of incorporation or the bylaws of the Company or MFS or the terms of any agreement filed as an exhibit to the Registration Statement or the Prospectus to which the Company or any of its Subsidiaries is a party or by which the Company is bound or any of its properties is subject, or any judgment, order or regulation known to such counsel to be applicable to the Company or any of its Subsidiaries, or any of their properties, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, except in the case of any judgment, order or regulation of any State Regulatory Agency (as defined in the Dealer Managers Agreement) to the extent that any such conflict, breach or default would not have a Material Adverse Effect on the Company and its Subsidiaries.

          (B) As of the Exchange Date, an opinion to the effect that neither the performance by the Company of the Exchange Offers or the Solicitations and the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Dealer Managers Agreement and the Original Indenture (as supplemented by the First Supplemental Indenture) nor the issuance and sale of the WorldCom Notes, nor the execution and delivery by MFS of, and the performance by MFS of its obligations under, the 1994 Indenture (as supplemented by the 1994 Second Supplemental Indenture) or the 1996 Indenture (as supplemented by the 1996 Second Supplemental Indenture) nor the consummation of any other of the transactions contemplated in the Dealer Managers Agreement nor the fulfillment of the terms thereof will conflict with, result in a breach of or constitute a default under the articles of incorporation or the bylaws of the Company or MFS or the terms of any agreement filed as an exhibit to the Registration Statement or the Prospectus to which the Company or any of its Subsidiaries is a party or by which the Company is bound or any of its properties is subject, or any judgment, order or regulation known to such counsel to be applicable to the Company or any of its Subsidiaries, or any of their properties, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, except in the case of any judgment, order or regulation of any State Regulatory Agency (as defined in the Dealer Managers Agreement) to the extent that any such conflict, breach or default would not have a Material Adverse Effect on the Company and its Subsidiaries.

          (5) To my knowledge, no consent, approval, authorization, license, certificate, permit or order of, or filing, registration or qualification with, any court or governmental agency or body is required for the performance of the Exchange Offers, the Solicitations or any of the transactions contemplated under the Dealer Managers Agreement, except such as have been obtained under the Act and such as may be required by the Federal Communications Commission or similar state regulatory authorities or under the blue sky laws of any jurisdiction in connection with the Exchange Offers and the Solicitations (as to which such counsel expresses

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no opinion regarding such requirements or the consequence of any failure to comply with the same on any of the foregoing opinions herein) as described in the Prospectus and such other approvals as have been obtained.

          Such counsel shall also state that he has not checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement or the Prospectus. He has generally reviewed and discussed with certain other officers and employees of and counsel for the Company the information so furnished. On the basis of such communication, review and discussion, but without independent check or verification, except as stated, nothing has come to his attention that would lead him to believe that (i) the Registration Statement (other than the financial statements and related schedules and other financial and statistical information contained therein, omitted therefrom, or incorporated by reference therein, as to which he need not express a belief), except for that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1 under the Trust Indenture Act), contains, or on the date of the effectiveness of the Registration Statement did contain, any untrue statement of a material fact or omits, or on the date of the effectiveness of the Registration Statement did omit, to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading or (ii) the Prospectus (except as aforesaid) on the date such opinion is given contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) the Registration Statement or the Prospectus (other than the financial statements and related schedules and other financial and statistical information contained therein, omitted therefrom as to which such counsel need not express a belief) did not comply as to form in all material respects with the Act, the Exchange Act and the Trust Indenture Act, as applicable. As used in this opinion, the term "Prospectus" shall refer to the Prospectus as supplemented on the date such opinion is given.

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                                                                       EXHIBIT C

          The opinion of Bryan Cave LLP shall be substantially to the effect that:

          (1) The Original Indenture, in the case of an opinion delivered at the Commencement Date, and the Indenture, in the case of an opinion delivered at the Exchange Date has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except to the extent enforceability of any indemnification provisions may be limited by public policy.

          (2) The WorldCom Notes have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered in exchange for the MFS Notes in accordance with the Exchange Offers will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and will be entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except to the extent enforceability of any indemnification provisions may be limited by public policy, and, in the case of the opinion delivered as of the Exchange Date, all conditions precedent to the issuance of the WorldCom Notes provided for in the Indenture have been complied with and the terms of the WorldCom Notes have been established in conformity with the provisions of the Indenture.

          (3) The MFS Notes outstanding after completion of the Exchange Offers and the Solicitations will be valid and legally binding obligations of MFS, enforceable against MFS in accordance with their respective terms, and will be entitled to the benefits of the 1994 Indenture as supplemented by the 1994 Second Supplemental Indenture or the 1996 Indenture as supplemented by the 1996 Second Supplemental Indenture, as the case may be, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except to the extent enforceability of any indemnification provisions may be limited by public policy.

          (4) (A) As of the Commencement Date, an opinion to the effect that if the holders of a majority in aggregate principal amount outstanding (or the holders of at least 75% of the aggregate principal amount outstanding with respect to the modification of the term "Change in Control") of the MFS 2004 Notes consent to the Proposed Amendments to the 1994 Indenture, then the 1994 Second Supplemental Indenture, if executed and delivered in the manner and in the form contemplated in the Prospectus, will be a valid amendment to the 1994 Indenture, permitted by the terms of the 1994 Indenture; assuming due authorization and execution by the parties thereto the 1994 Indenture as amended by the 1994 Second Supplemental Indenture, will constitute a valid and binding obligation of MFS, enforceable against MFS in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except to the extent enforceability of any indemnification provisions may be limited by public policy.

             (B) As of the Exchange Date, an opinion to the effect that the 1994 Second Supplemental Indenture (x) is duly authorized, executed and delivered by MFS and (y) is a valid amendment to the 1994 Indenture, permitted by the terms of the 1994 Indenture; the 1994 Indenture as amended by the 1994 Second Supplemental Indenture constitutes a valid and binding obligation of MFS, enforceable against MFS in accordance with its terms, subject to the applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (5) At the Commencement Date and the Exchange Date, opinions regarding the MFS 2006 Notes, the 1996 Indenture and the 1996 Second Supplemental Indenture substantially similar to the opinions required by paragraph 4 above regarding the MFS 2004 Notes, the 1994 Indenture and the 1994 Second Supplemental Indenture.

          (6) The Dealer Manager Agreement has been duly authorized and validly executed and delivered by the Company and is a valid and legally binding agreement of the Company.

          (7) The statements under "Description of the WorldCom Notes" in the Prospectus which purport to summarize the terms of the Indenture and the WorldCom Notes do fairly summarize the material terms of the Indenture and the WorldCom Notes.

          (8) The Registration Statement has become effective under the Act; any required filing of the Prospectus and any supplement or amendment thereto has been made in the manner and within the time period required by the Act and the rules thereunder; and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Prospectus (excluding financial and statistical information contained therein or omitted therefrom and any information incorporated by reference therein) appear on their face to have been appropriately responsive in all material respects to the applicable requirements of the Act. The Company met the requirements for the use of Form S-4 at the time it filed the Registration Statement.

                                                                       EXHIBIT D

          The opinion of the Kelley Drye & Warren LLP shall be substantially to the effect that:

          The Company and its Significant Subsidiaries have the consents, approvals authorizations, licenses, certificates or permits required by the FCC, if any, for the performance of the Exchange Offers and the Solicitations, and the consummation of the transactions contemplated in the Dealer Managers Agreement. Where necessary, if at all, the Company and its Significant Subsidiaries have the consents, approvals, authorizations, licenses, certificates, or permits required by the State Regulatory Agencies for the consummation of the transactions contemplated in the Agreement, where the failure to obtain such a consent, approval, authorization, license, certificate, permit or order would have a Material Adverse Effect.

                                                                       EXHIBIT E